UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 19, 2011, IDACORP, Inc. (“IDACORP”) held its Annual Meeting of Shareholders (“Annual Meeting”) at IDACORP’s executive offices located in Boise, Idaho.  Five proposals were submitted to shareholders as described in the Proxy Statement for the Annual Meeting.  The proposals and the results of the shareholder votes are as follows:

Proposal to elect four directors for three-year terms			Broker
	For	Withheld	Non-Votes
Richard J. Dahl	34,393,993	903,909	7,231,287
Richard G. Reiten	34,173,170	1,124,732	7,231,287
Joan H. Smith	34,353,618	944,284	7,231,287
Thomas J. Wilford	34,359,932	937,970	7,231,287

The nominations were made by the board of directors.  The nominees were current members of the board of directors at the date of the Annual Meeting.  All of IDACORP’s nominees were elected, with each nominee receiving a plurality of the votes cast.  In addition, then incumbent directors whose terms of office continued after the Annual Meeting were as follows:  Judith A. Johansen, J. LaMont Keen, Robert A. Tinstman, C. Stephen Allred, Christine King, Gary G. Michael, and Jan B. Packwood.

Proposal to ratify the appointment of Deloitte &
Touche LLP as IDACORP’s independent registered
public accounting firm for the fiscal year ending				Broker
December 31, 2011	For	Against	Abstentions	Non-Votes
	41,935,971	491,678	101,540	-

The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Proposal to approve an advisory vote on executive				Broker
compensation	For	Against	Abstentions	Non-Votes
	33,107,403	1,900,466	290,033	7,231,287

The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Proposal to approve an advisory vote on the
frequency of future advisory votes on executive					Broker
compensation	One Year	Two Years	Three Years	Abstentions	Non-Votes
	30,797,554	242,839	4,017,521	239,988	7,231,287

The frequency of every “One Year” received the highest number of votes cast on the proposal.  Regulations of the Securities and Exchange Commission provide that IDACORP must hold the advisory vote on the frequency of future advisory votes on executive compensation at least once every six years.  In light of the board of director’s recommendation in the Proxy Statement for the Annual Meeting and in light of these voting results and other relevant factors, IDACORP’s board of directors, at its May 19, 2011 meeting, determined that IDACORP will hold an annual advisory vote on executive compensation, and has adopted a policy consistent with this determination.  IDACORP will continue to hold annual advisory votes until IDACORP’s board of directors decides to hold the next shareholder advisory vote on the frequency of future advisory votes on executive compensation.

Shareholder proposal requesting that the board of
directors take the steps necessary to eliminate
classification of terms of the board of directors to
require that all directors stand for election				Broker
annually	For	Against	Abstentions	Non-Votes
	29,790,397	5,253,350	254,155	7,231,287

The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Item 8.01  Other Events

On March 15, 2011, Idaho Power Company (“Idaho Power”) filed an application with the Idaho Public Utilities Commission (“IPUC”) requesting an increase in base rates of $11.7 million per year to recover the Idaho-allocated portion of Idaho Power’s 2010 cash contributions to its defined benefit pension plan.  On May 19, 2011, the IPUC approved Idaho Power’s application, with new rates to become effective on June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2011

IDACORP, Inc.

By:  /s/ J. LaMont Keen

J. LaMont Keen

President and Chief Executive Officer

IDAHO POWER COMPANY

By:  /s/ J. LaMont Keen

J. LaMont Keen

President and Chief Executive Officer